Exhibit 3.21

Delaware	PAGE 1

The First State
     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “ASHLAND PHYSICIAN SERVICES, LLC” AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     CERTIFICATE OF FORMATION, FILED THE SIXTEENTH DAY OF AUGUST, A.D. 2004, AT 2:01 O’CLOCK P.M.
     CERTIFICATE OF AMENDMENT, FILED THE THIRTEENTH DAY OF JULY, A.D. 2005, AT 12:53 O’CLOCK P.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “ASHLAND PHYSICIAN SERVICES, LLC”.

3842873 8100H	/s/ Jeffrey W. Bullock

110292115 You may verify this certificate online at corp. delaware.gov/authver.shtml	Jeffrey W. Bullock, Secretary of State AUTHENICTION: 8619756 DATE: 03-14-11

State of Delaware Secretary of State Division of Corporations Delivered 02:05 PM 08/16/2004 FILED 02:01 PM 08/16/2004 SRV 040597770 — 3842873 FILE
STATE of DELAWARE
LIMITED LIABILITY COMPANY
CERTIFICATE of FORMATION

•	First: The name of the limited liability company is Ashland Physician Services, LLC

•	Second: The address of its registered office in the State of Delaware is 9 East Loockerman Street, Suite 1B in the City of Dover
The name of its Registered agent at such address is National Registered Agents, Inc.

•	Third: (Use this paragraph only if the company is to have a specific effective date of dissolution) “ The latest date on which the limited liability company is to dissolve is N/A.”

•	Fourth: (Insert any other matters the members determine to include herein.) The formation of the limited liability company shall be effective upon filing with the Delaware Secretary of State.

In Witness Whereof, the undersigned have executed this Certificate of Formation of Ashland Physician Services, LLC this 13th day of August, 2004.

BY:	/s/ Faye S. Edwards
Authorized Person(s)

NAME:	Faye S. Edwards
Type or Print

State of Delaware Secretary of State Division of Corporations Delivered 01:30 PM 07/13/2005 FILED 12:53 PM 07/13/2005 SRV 050578946 — 3842873 FILE
CERTIFICATE OF AMENDMENT
OF
ASHLAND PHYSICIAN SERVICES, LLC
     1. The name of the limited liability company is ASHLAND PHYSICIAN SERVICES, LLC.
     2. The Certificate of Formation of the limited liability company is hereby amended as follows:
          Article Second should be removed in its entirety and replaced with the following:
Second: The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of ASHLAND PHYSICIAN SERVICES, LLC this 1st day of July, 2005.

ASHLAND PHYSICIAN SERVICES, LLC
By:	/s/ Mary Kim E. Shipp
Mary Kim E. Shipp